Exhibit 10.4

STOCK REDEMPTION AGREEMENT

Dated as of March 31, 2020

This Stock Redemption Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Ngen Technologies Holdings Corp., a Nevada corporation (the “Company”) and Broken Circuit Technologies, Inc., a Texas corporation (“Shareholder”). The Company and the Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties.”

This Agreement is entered into pursuant to the Restructuring, Settlement and Release Agreement entered into by and between the Company, the Shareholder and the other parties thereto, dated as of March 31, 2020 (the “Restructuring Agreement”) and is subject to the terms and conditions therein. In the event of a conflict between the Restructuring Agreement and this Agreement, the terms and conditions of this Agreement shall control.

RECITALS

WHEREAS, Shareholder is the owner of 33,770,389 shares of common stock, par value $0.001 per share, of the Company (the “Shares”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Shareholder desires to sell, and the Company desires to purchase, all of the Shareholder’s rights, title, and interest in and to all of the Shares as further described herein; and

WHEREAS, in connection with the redemption of the Shares, the Parties shall undertake such further actions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, on the Effective Date, Shareholder shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept and purchase, the Shares and any and all rights in the Shares to which Shareholder is entitled, and by doing so Shareholder shall be deemed to have assigned all of Shareholder’s rights, titles and interest in and to the Shares to the Company.

2. Consideration. The consideration for the acquisition of the Shares shall be the sum of $1.00 in total.

3. Closing. The purchase and sale of the Shares (the “Closing”) shall be held on the date hereof. At the Closing, Shareholder shall deliver to the Company the Stock Power as attached hereto as Exhibit A, duly endorsed by Shareholder; and the Company shall deliver to Shareholder a check in the amount of $1.00 as full payment therefor.

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4.	Representations and Warranties of the Shareholder. Shareholder represents and warrants to the Company as set forth below.

4.1.	Right and Title to Shares. Shareholder legally and beneficially owns the Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Shareholder has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.

4.2.	Organization and Standing. Shareholder is corporation organized and in good standing under the laws of the State of Texas and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

4.3.	Due Authority; No Violation. Shareholder has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Shareholder, and no other proceedings on the part of Shareholder are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Shareholder. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Shareholder is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Shareholder or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Shareholder’s organizational or operating documents or any order, judgment, arbitration award, or decree to which such Shareholder is a party or by which it or any of its assets or properties are bound.

4.4.	Approvals. No approval, authority, or consent of or filing by Shareholder with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

4.5.	Enforceability. This Agreement has been duly executed and delivered by Shareholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

5.	Representations and Warranties of the Company. The Company represents and warrants to Shareholder as set forth below.

5.1.	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties the Company owns or leases do not make licensing or qualification of the Company as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

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5.2.	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company’s organizational documents, or any order, judgment, arbitration award, or decree to which such the Company is a party or by which it or any of its assets or properties are bound.

5.3.	Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

5.4.	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Shareholder, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6.	Covenants and Agreements.

6.1.	Each of the Parties, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the Party required to file or submit the same. Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any Party to agree to hold separate or to divest any of the businesses, product lines or assets.

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6.2.	Each Party shall promptly inform the other Party of any material communication from any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other Party with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions. Each Party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any governmental authority. If any Party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. The Parties shall, to the extent practicable, provide the other Party and their counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.

6.3.	Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

7.	Notices.

7.1.	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Ngen Technologies Holdings Corp.

Attn: Chief Executive Officer

5430 LBJ Freeway, Suite 1200

Dallas, Texas 75240

Email: efc@ngen-tech.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

If to Shareholder, to the address of the Shareholder as set forth in the books and records of the Company.

7.2.	Any Party may change its address for notices hereunder upon notice to the other Party in the manner for giving notices hereunder.

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7.3.	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) Business Days after mailing, if sent by registered or certified mail

8.	Attorney’s Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

9.	Amendments; No Waivers; No Third-Party Beneficiaries.

9.1.	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

9.2.	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

9.3.	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach

10.	No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

11.	Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

12.	Successors and Assigns; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign (other than by operation of law following the Closing), delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Parties. Other than as specifically set forth herein nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

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13.	Governing Law; Etc.

13.1.	This Agreement, and all matters based upon, arising out of or relating in any way to the transactions contemplated herein (the “Transactions”), including all disputes, claims or causes of action arising out of or relating to the Transactions as well as the interpretation, construction, performance and enforcement of the this Agreement, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction’s conflict-of-laws principles.

13.2.	SUBJECT TO SECTION 14, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATES OF TEXAS, IN EACH CASE LOCATED IN DALLAS COUNTY, TEXAS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.3.	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.3.

14.	Resolution of Disputes. Any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), shall be resolved in accordance with the “Resolution of Disputes” provision of the Restructuring Agreement.

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15.	Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.’

16.	Survival. The representations and warranties herein shall survive the Closing for a period of twelve (12) months from the Closing, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

17.	Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

18.	Entire Agreement. This Agreement, the Restructuring Agreement and the other documents referenced herein and therein constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

19.	Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to the Company and to the Shareholder. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to each Party, notwithstanding that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other document referenced herein, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary.

20.	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

[Signature page follows]

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In witness whereof, the Parties have caused this Agreement to be duly executed effective as of the Effective Date.

Ngen Technologies Holdings Corp.

By:	/s/ Edward Carter
Name:	Edward Carter
Title:	Chief Executive Officer

Broken Circuit Technologies, Inc.

By:	/s/ Edward Carter
Name:	Edward Carter
Title:	Chief Executive Officer

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Exhibit A

Stock Power

Ngen Technologies Holdings Corp.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Broken Circuit Technologies, Inc. (“Seller”) hereby assigns, transfers, and conveys to Ngen Technologies Holdings Corp., a Nevada corporation formerly named Liberated Solutions, Inc. (the “Company”), all of Seller’s right, title, and interest in and to thirty three million, seven hundred and seventy thousand, three hundred and eighty nine (33,770,389) shares of common stock, par value $0.001 per share, of the Company and hereby irrevocably appoints the Secretary and the Chief Executive Officer of the Company, and each of them, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: March 31, 2020

Seller Name: Broken Circuit Technologies, Inc.

By:
Name:	Edward Carter
Title:	Chief Executive Officer

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